Exhibit 5
[Bradley Arant Rose & White, LLP Letterhead]
October 10, 2008
CapitalSouth Bancorp
2340 Woodcrest Place
Birmingham, Alabama 35209

Re:	Registration Statement on Form S-1 (File No. 333-151605)
Ladies and Gentlemen:
     We have acted as counsel to CapitalSouth Bancorp, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (Commission File No. 333-151605) (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to holders of record of the Company’s common stock, par value $1.00 per share (the “Common Stock”), as of 5:00 p.m. New York City time, on September 22, 2008, in connection with the issuance by the Company to its stockholders of non-transferable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase shares of Common Stock (the “Rights Offering”). The Registration Statement relates to shares of Common Stock that may be issued and sold by the Company (i) upon exercise of Subscription Rights (the “Rights Shares”) or (ii) upon subscription by third parties for any Rights Shares which remain unsold following expiration of the Rights Offering. The Subscription Rights and the Rights Shares are collectively referred to herein as the “Securities.”
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. We have assumed that (i) the Registration Statement and any amendments thereto will have become effective (and will remain effective at the time of any issuance of any securities thereunder) and (ii) the Prospectus and any prospectus supplement describing the securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.
     Our opinions set forth below are limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	The Subscription Rights have been duly authorized by the Company and, when issued as contemplated in the Registration Statement, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	The Rights Shares have been duly authorized by the Company and, when issued and delivered against payment therefor described in the Registration Statement, will be validly issued, fully paid and non-assessable.
     This opinion is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above. Our opinions expressed herein are as of the date hereof, or such later date as the Registration Statement may become effective, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention subsequent to the effectiveness of the Registration Statement that may affect our opinions expressed herein.
     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BRADLEY ARANT ROSE & WHITE LLP BRADLEY ARANT ROSE & WHITE LLP